UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2023

RB Global, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Canada	001-13425	98-0626225
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification)

Two Westbrook Corporate Center, Suite 500, Westchester, Illinois 60154

(Address of principal executive offices) (Zip Code)

(708) 492-7000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares	RBA	New York Stock Exchange
Common Share Purchase Rights	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 12, 2023, RB Global, Inc. (the “Company”) announced the appointment of Eric J. Guerin, 52, as the Company’s Chief Financial Officer effective January 15, 2024.

Mr. Guerin brings extensive senior executive financial leadership experience to the Company. Most recently, Mr. Guerin served as Chief Financial Officer Veritiv Corporation, a leading distributor of packaging, facility solutions and print products, until its acquisition in November of 2023. Prior to Veritiv, Mr. Guerin served as Executive Vice President and Chief Financial Officer of CDK Global, Inc. from 2021 to 2022, a provider of retail technology and software-as-a-service solutions to the automotive, heavy truck, recreation, and heavy equipment industries. Mr. Guerin previously served as Division Vice President, Finance for Corning Incorporated from 2016 to 2021, a provider of specialty glass, ceramics and related materials and technologies for industrial and scientific applications. Earlier in his career, Mr. Guerin served in a number of financial management roles for various public companies, including Flowserve Corporation, Novartis and Johnson & Johnson. Mr. Guerin currently serves as a member of the board of directors for Skyworks Solutions, Inc., an innovator of high-performance analog semiconductors, and previously served on the Board of Directors of Natus Medical, a provider of medical equipment, software and services. Mr. Guerin obtained a Masters of Business Administration from St. John’s University and a Bachelor of Science in Accounting from the College of Staten Island.

A copy of the press release announcing Mr. Guerin’s appointment is attached as Exhibit 99.1 to this report.

In connection with Mr. Guerin’s appointment as Chief Financial Officer, Ritchie Bros. Auctioneers (Canada) Ltd. (the “Employer”) and Mr. Guerin entered into an employment agreement (the “Employment Agreement”) on December 11, 2023, with a commencement date of January 15, 2024. Under the terms of the Employment Agreement, Mr. Guerin is entitled to: (i) an annual base salary of USD $630,000; (ii) an annual bonus opportunity (an “STI Bonus”) with a target amount equal to 100% of his base salary (with a maximum payout opportunity of 200% of base salary) consistent with the terms of the Company’s Short-Term Incentive Bonus Plan (the “STI Plan”); and (iii) an annual long-term incentive grant (“LTI Grant”) equal to 550% of his base salary to be comprised of a mix of equity that may include restricted share units, performance share units or stock options, and (iv) certain other benefits and perquisites. The specific terms and conditions for the LTI Grant will be based on the relevant plan and award documents. For 2024, Mr. Guerin’s STI Bonus will be a full year bonus (without proration), subject to continued employment, and Mr. Guerin’s LTI Grant will have an economic value of USD $3,465,000, with the actual number of performance share units and stock options to be granted to be determined at the grant date. The LTI Grant is subject to approval by the Compensation Committee of the Company’s board of directors.

In addition to the above, Mr. Guerin will be eligible for:

•	a sign-on grant having an economic value of USD $1,000,000 consisting of (i) restricted stock units with an economic value of USD $500,000 vesting in equal one-third parts after the first, second and third anniversaries of the grant date and (ii) performance stock units with an economic value of USD $500,000 vesting on the third anniversary of the grant date based on the same pre-established performance criteria as the 2024 LTI Grant, with the number of shares that ultimately vest ranging from 0% to 200% of target based on actual performance; and

•	a sign-on cash bonus in the amount of USD $500,000, payable in the first payroll cycle in the month following the date of hire. This cash sign-on bonus is subject to a clawback requiring Mr. Guerin to pay back the amount in full if the he voluntarily ends his employment before the first anniversary of employment, and requiring him to pay back USD $250,000 if he voluntarily ends his employment after the first anniversary and before the second anniversary of employment.

The Employer may terminate Mr. Guerin for “cause,” as defined in the Employment Agreement, without any payment in lieu thereof, with at least 30 days’ notice, subject to a cure period of 15 days, in certain circumstances. Mr. Guerin may terminate his employment for “good reason,” as defined in the Employment Agreement, with at least 60 days’ prior written notice, subject to a cure period of 30 days. Mr. Guerin may also resign his employment under the Employment Agreement with three months’ notice.

2

If Mr. Guerin’s employment is terminated without “cause” or with “good reason,” Mr. Guerin will be entitled to:

•	Eighteen (18) months’ base salary and STI Bonus at target;

•	All equity awards will be governed by the terms of the relevant plan;

•	An STI Bonus (at target) for the year of termination of employment, pro-rated based on the number of days of employment in the year up to the termination date; and

•	Continued extended health and dental benefits coverage at active employee rates until the earlier of the first anniversary of the termination of Mr. Guerin’s employment or the date on which he begins new full-time employment;

in each case, conditioned on Mr. Guerin signing, and not revoking, a full and general release of any and all claims against the Employer and its affiliates, among others.

Under the Employment Agreement, Mr. Guerin is prohibited from soliciting an employee of Employer to leave their employment with Employer or soliciting certain clients or customers of the Employer during a period of 12 months following termination. Further, the Employment Agreement prohibits Mr. Guerin from competing against the Company in Canada or the United States for a period of 12 months following termination. The Employment Agreement also prohibits Mr. Guerin from disclosing confidential information relating to the Employer.

Contemporaneously with entry into the Employment Agreement, the Employer and Mr. Guerin entered into a change of control agreement (the “Change of Control Agreement”). For purposes of the Change of Control Agreement, a “change of control” means:

(i)	a person, or group of persons acting jointly or in concert, acquiring or accumulating beneficial ownership of more than 50% of the voting shares of the Company;

(ii)	a person, or group of persons acting jointly or in concert, holding at least 25% of the voting shares of the Company and being able to change the composition of the Board of Directors by having the person’s, or group of persons’, nominees elected as a majority of the Board of Directors of the Company;

(iii)	the arm’s length sale, transfer, liquidation or other disposition of all or substantially all of the assets of the Company, over a period of one year or less, in any manner whatsoever and whether in one transaction or in a series of transactions or by plan of arrangement; or

(iv)	a reorganization, merger or consolidation or sale or other disposition of substantially all the assets of the Company (a “Business Combination”), unless following such Business Combination the Company beneficially owns all or substantially all of the Employer’s assets either directly or through one or more subsidiaries.

A “double trigger” event requires a change of control and either termination of Mr. Guerin employment with the Employer (i) by the Employer without “cause,” as defined in the Change of Control Agreement, upon a change of control or within two years following a change of control; or (ii) by Mr. Guerin for ”good reason”, as defined in the Change of Control Agreement, upon a change of control or within one (1) year following a change of control. Upon a “double trigger” event, Mr. Guerin will be entitled to a lump sum cash amount equal to the aggregate of one and one-half (1.5) times base salary; one and one-half (1.5) times at-target STI Bonus; one and one-half (1.5) times the annual premium cost that would be incurred by the Employer to continue to provide to Mr. Guerin all health, dental and life insurance benefits provided to Mr. Guerin immediately before the termination date; the earned and unpaid base salary and vacation pay to the termination date; and an amount calculated by dividing by 365 Mr. Guerin’s target bonus under the STI Bonus for the fiscal year in which the termination date occurs, and multiplying that number by the number of days completed in the fiscal year as of the termination date. In addition, Mr. Guerin will continue to have all rights under the applicable stock option and performance share unit plans and agreements with respect to outstanding stock options and performance share units. The Change of Control Agreement also provides that no payments will be made unless Mr. Guerin signs, and does not revoke, a full and general release of any and all claims against the Employer and its affiliates, among others.

3

Mr. Guerin has no family relationship with any of the executive officers or directors of the Company. Since the beginning of the Company’s last fiscal year, Mr. Guerin does not have a material interest, direct or indirect, in any other transaction or proposed transaction with the Company involving an amount exceeding $120,000.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Description
99.1	Press Release, dated December 12, 2023.
104	Cover Page Interactive Data File.

4

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RB GLOBAL, INC.

		By:	/s/ Ryan Welsh
Ryan Welsh
VP Legal & Corporate Secretary

Date:	December 12, 2023